EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Anavex Life Sciences Corp.

New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 24, 2021, relating to the consolidated financial statements of Anavex Life Sciences Corp. and the effectiveness of Anavex Life Sciences Corp.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2021.

/s/ BDO USA, LLP

New York, New York

June 10, 2022